Exhibit 99.1

            SUNSET FINANCIAL RESOURCES REPORTS SECOND QUARTER RESULTS

                     DECLARES Q2 DIVIDEND OF $0.03 PER SHARE

     JACKSONVILLE, Fla., Aug. 15 /PRNewswire-FirstCall/ -- Sunset Financial Resources, Inc. (NYSE: SFO) announced today a net loss for the second quarter ended June 30, 2005 of $5.1 million, or ($0.49) per diluted share, compared to net income of $171,000 in the same period a year ago. This compares to net income of $1.4 million, or $0.14 per diluted share, for the quarter ended March 31, 2005. The net loss for the second quarter of 2005 was attributed primarily to a $5.7 million impairment charge relating to a commercial loan.

     The Company also announced it has declared a quarterly cash dividend of $0.03 per share, payable September 2, 2005, to shareholders of record as of August 22, 2005.

     Bert Watson, Chairman, President and CEO of Sunset Financial Resources, said, "Second quarter results reflect the difficult operating environment affecting the entire residential mortgage industry, including tightened rate spreads and increased residential loan prepayment activity."

     "While Sunset did not attain taxable income during the quarter, we determined it was prudent to maintain our commitment to providing shareholders with quarterly dividends. We are confident the cash used from our capital reserves for our second quarter dividend will not have any material impact on our ability to conduct business or grow operations. We expect dividends for the remainder of the year to be based on taxable income."

     As of June 30, 2005, Sunset's total assets were $1.1 billion (including $896 million of investments in Mortgage Backed Securities; $182 million of residential mortgage related loans and $30 million of commercial bridge loans), compared to $423 million (including $128 million of investments in Mortgage Backed Securities; $230 million of residential mortgage related loans and $39 million of commercial bridge loans) in the same period a year ago. This compares to total assets of $1.1 billion (including $818 million of investments in Mortgage Backed Securities; $192 million of residential mortgage related loans and $36 million of commercial bridge loans) as of March 31, 2005.

     Watson concluded, "We continue to diligently work through major performance issues affecting our existing commercial portfolio. At the same time, we are actively evaluating and in certain situations, taking advantage of opportunities to prudently deploy capital. In the last 60 days, we successfully executed two commercial mortgage loans, one in Florida (master plan development center) and the other in West Virginia (equestrian facility)."

     As of June 30, 2005, the Company's residential mortgage portfolio was fully leveraged at approximately 10 times; its commercial portfolio was leveraged approximately 1.6 times, compared to 1.1 times as of March 31, 2005.

     For the quarter ended June 30, 2005, the yield on average earning assets was 4.25% and the cost of funds was 3.58%, which equates to an interest rate spread of 0.67%. This compares to a yield on average earning assets of 4.42% and a cost of funds of 3.30%, which equates to an interest rate spread of 1.12%, for the quarter ended March 31, 2005. Sunset's book value per share at June 30, 2005 was $10.47, compared $11.22, at of March 31, 2005.

     Sunset Financial has scheduled a conference call to discuss its first quarter financial results at 10:00 a.m. ET on Monday, August 15, 2005. Those wishing to listen to the conference call by telephone may dial 1-800-599-9795 and the reservation number is 47206471. Please call approximately ten minutes prior to the scheduled conference call time. The conference call will also be archived on the Company's web site for 30 days following the call at http://www.sunsetfinancial.net.

     About Sunset Financial Resources, Inc.
     Sunset Financial Resources, Inc. is a self-managed real estate investment trust (REIT) that went public in March 2004. Sunset Financial Resources seeks to deliver attractive dividend income and steady growth to its shareholders through the acquisition and management of a portfolio of high quality residential mortgage loans and well secured commercial mortgage bridge loans in the United States.

     Certain statements in this news release may constitute "forward-looking statements" within the meaning of the federal securities laws and involve risks, uncertainties and other factors, which may cause the actual performance of Sunset Financial Resources, Inc. to be materially different from the performance expressed or implied by such statements. These risks include the failure of the Company to successfully execute its business plan, gain access to additional financing, the availability of additional loan portfolios for future acquisition, continued qualification as a REIT, the cost of capital, as well as the additional risks and uncertainties detailed in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission.

                        Sunset Financial Resources, Inc.
                           Consolidated Balance Sheets
                          (dollar amounts in thousands)

                                              June 30,      December 31,      June 30,
                                               2004            2004            2005
                                           -------------   -------------   -------------
                                            (unaudited)                     (unaudited)
Assets
Mortgage assets
 Mortgage backed securities, available
  for sale                                 $     128,431   $     614,154   $     896,099
 Securitized hybrid adjustable rate
  mortgages                                      223,041         201,381         180,089
 Hybrid adjustable rate residential
  mortgages                                        1,292           1,286           1,159
 Fixed rate residential mortgages                  5,832           1,045             936
 Commercial mortgages                             39,260          44,522          29,726
  Total mortgage assets                          397,856         862,388       1,108,009
 Allowance for loan losses                           (64)         (1,333)         (6,077)
  Net mortgage assets                            397,792         861,055       1,101,932
Cash and cash equivalents                         17,986          25,700          10,802
Interest receivable                                1,523           2,676           4,273
Fixed assets, net                                    764             861             688
Other assets                                       2,377             484          16,150
Hedging assets                                     2,953           2,716           4,173
Total assets                               $     423,395   $     893,492   $   1,138,018

Liabilities
Whole loan financing facility              $           -   $       9,718   $           -
Reverse repurchase agreements                    301,589         761,205       1,002,368
Trust preferred securities                             -               -          20,000
Hedging liabilities                                  350             944           2,704
Accrued liabilities                                1,035           2,367           3,249
Total liabilities                                302,974         774,234       1,028,321

Commitments                                            -               -               -

Shareholders' equity
Preferred stock, $.001 par value,
 authorized 50,000,000; no shares
 outstanding                                           -               -               -
Common stock                                          10              10              10
Additional paid in capital                       119,057         119,219         119,330
Accumulated other comprehensive income             2,748              87          (1,954)
Retained earnings                                 (1,394)            (58)         (7,689)
Total shareholders' equity                       120,421         119,258         109,697

Total liabilities and shareholders'
 equity                                    $     423,395   $     893,492   $   1,138,018

Book value per share                               11.52           11.41           10.47
Leverage                                             2.5             6.5             9.4

                        Sunset Financial Resources, Inc.
                Consolidated Statement of Operations (unaudited)
             (dollar amounts in thousands, except per share amounts)

                                      Quarter      Quarter    Six months   Six months
                                       ended        ended        ended        ended
                                      June 30,     June 30,     June 30,     June 30,
                                       2005         2004         2005         2004
                                    ----------   ----------   ----------   ----------
Interest and fee income             $   11,802   $    3,058   $   21,973   $    3,102
Interest expense                         9,031        1,345       15,730        1,377
Net interest income                      2,771        1,713        6,243        1,725
Provision for loan losses                5,722           49        5,798           64
 Net interest income after
  provision                             (2,951)       1,664          445        1,661
Securities gains                             8            -            8            -
Operating expenses
 Salaries and employee benefits            564          543        1,304        1,445
 Professional fees                         756          315        1,220          539
 Other                                     830          635        1,579        1,049
  Total operating expenses               2,150        1,493        4,103        3,033

Net income (loss)                   $   (5,093)  $      171   $   (3,650)  $   (1,372)

Basic earnings per share                 (0.49)        0.02        (0.35)       (0.22)
Diluted earnings per share               (0.49)           -        (0.36)       (0.25)

Weighted average basic shares           10,475       10,450       10,465        6,281
Weighted average diluted shares         10,477       10,458       10,467        6,290

                        Sunset Financial Resources, Inc.
                            Trended Income Statements
                          (dollar amounts in thousands)

                                     2004                                            2005
                                    Second           Third          Fourth           First          Second
                                    quarter         quarter         quarter         quarter         quarter
                                 -------------   -------------   -------------   -------------   -------------
Interest and fee income          $       3,058   $       5,989   $       9,142   $      10,171   $      11,802
Interest expense                         1,345           3,118           5,347           6,699           9,031
  Net interest income                    1,713           2,871           3,795           3,472           2,771
Provision for loan losses                   49              85           1,184              76           5,722
  Net interest income after
   provision                             1,664           2,786           2,611           3,396          (2,951)
Securities gains                             -             403             331               -               8
Loss on sale of loans                        -               -             (48)              -               -
Operating expenses
  Salaries and employee
   benefits                                543             660             759             740             564
  Professional fees                        315             349             263             464             756
  Other                                    635             747             924             749             830
  Special charge                             -               -             365               -               -
    Total operating
     expenses                            1,493           1,756           2,311           1,953           2,150

Net income (loss)                $         171   $       1,433   $         583   $       1,443   $      (5,093)

Averages and yields/
 costs
Residential assets               $     223,720   $     476,388   $     754,493   $     878,454   $   1,074,277
  Yield                                   3.79%           4.04%           4.25%           4.21%           4.12%
Commercial assets                       33,671          42,003          52,839          44,457          28,850
  Yield                                  11.09%          10.24%           7.72%           8.90%           9.63%
Earning assets                         267,312         535,385         815,065         933,880       1,114,511
  Yield                                   4.60%           4.45%           4.46%           4.42%           4.25%

Borrowings                             163,380         422,786         701,938         823,171       1,012,197
  Interest                                2.02%           1.58%           2.16%           2.65%           3.16%
  Swaps                                   0.90%           1.20%           0.78%           0.57%           0.36%
  Fees                                    0.39%           0.15%           0.09%           0.08%           0.06%
  Total                                   3.31%           2.93%           3.03%           3.30%           3.58%

Net interest margin                       2.58%           2.13%           1.85%           1.51%           1.00%
Net interest spread                       1.29%           1.52%           1.43%           1.12%           0.67%

                        Sunset Financial Resources, Inc.
                                 Earning Assets
                          (dollar amounts in thousands)

Investment securities

                                               Agency       Non Agency
                                             Securities     Securities        Total
                                            ------------   ------------   ------------
Par                                         $    598,437   $    291,547   $    889,984
Unamortized premium                                8,517          2,288         10,805
Unamortized discount                                (687)          (490)        (1,177)
Amortized cost                                   606,267        293,345        899,612
Gross unrealized gains                               806             67            873
Gross unrealized losses                           (3,375)        (1,011)        (4,386)
Estimated fair value                        $    603,698   $    292,401   $    896,099

Investment securities -
 repricing characteristics

Floating rate                               $     71,998
Three year ARM                              $     57,840
Five year ARM                                    750,808
Seven year ARM                                    15,453
                                            $    896,099

Residential Loans

                                                 Par         Prem/disc     Book value
                                            ------------   ------------   ------------
Fixed rates                                 $        908   $         28   $        936
Three year ARM                                     6,661            187          6,848
Five year ARM                                     61,637          1,716         63,353
Seven year ARM (and other)                       110,239            808        111,047
Total residential loans                     $    179,445   $      2,739   $    182,184

Commercial loans
(dollars in millions)

                                               Balance       Location     Participation
                                            ------------   ------------   -------------
Resort development                          $       15.6             NC              No
Cemetery / funeral home                              5.7             HI             Yes
Multi sports facility                                4.7             NJ              No
Retail development                                   4.2             FL              No
Total                                       $       30.2

SOURCE  Sunset Financial Resources, Inc.
    -0-                             08/15/2005
    /CONTACT: Michael Pannell, Chief Financial Officer, Sunset Financial Resources, +1-904-425-4349, mpannell@sfous.com; Jeffrey Goldberger, +1-212-896-1249, jgoldberger@kcsa.com, or Michael Cimini, +1-212-896-1233,
mcimini@kcsa.com, both of KCSA Worldwide for Sunset Financial Resources/
    /Web site:  http://www.sunsetfinancial.net /